As filed with the Securities and Exchange Commission on March 25, 2026

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SMX (Security Matters) Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	3590	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

+353-1-920-1000

Mespil Business Centre, Mespil House, Sussex Road, Dublin 4, Ireland

(Address and telephone number of registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, DE 19711

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen E. Fox, Esq. Samantha Guido, Esq. Ruskin Moscou Faltischek P.C. 1425 RXR Plaza East Tower, 15th Floor Uniondale, NY 11556 Tel: (516) 663-6580	Connor Manning Arthur Cox Ten Earlsfort Terrace Dublin 2 D02 T380

Approximate date of commencement of proposed sale to the public: From time to time after the date this registration statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

☒ Emerging growth company

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion dated March 25, 2026

Preliminary Prospectus

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

$250,000,000

Ordinary Shares

Preferred Shares

Debt Securities

Warrants

Rights

Units

From time to time, we may offer and sell, in one or more offerings, up to $250,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer ordinary shares or preferred shares upon conversion of debt securities, ordinary shares upon conversion of preferred shares, or ordinary shares, preferred shares or debt securities upon the exercise of warrants or rights.

This prospectus provides a general description of the securities we may offer from time to time. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with an offering. The prospectus supplement and any related free writing prospectus, may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

We may offer and sell our securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If agents, underwriters or dealers are used to sell our securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of our securities and the net proceeds we expect to receive from the sale of such securities will also be set forth in a prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.

As of March 24, 2026, the aggregate market value of our outstanding ordinary shares held by non-affiliates was $22,837,247 which was calculated based on 2,583,399 outstanding ordinary shares held by non-affiliates and on a price per share of $8.84. Pursuant to General Instruction I.B.5 of Form F-3, in no event will our Company sell securities in primary offerings pursuant to this registration statement with a value more than one-third of the aggregate market value of its Ordinary Shares held by non-affiliates in any 12-month period, so long as the aggregate market value of its Ordinary Shares held by non-affiliates is less than $75.0 million. In addition, in the event that subsequent to the effective date of this registration statement, the aggregate market value of its outstanding Ordinary Shares held by non-affiliates equals or exceeds $75.0 million, then the one-third limitation on primary offerings shall not apply to additional sales made pursuant to this registration statement. We have not sold any Ordinary Share pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

We are a “foreign private issuer” as defined under applicable Securities and Exchange Commission (“SEC”) rules and an “emerging growth company” as that term is defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and are eligible for reduced public company disclosure requirements.

Our Ordinary Shares are listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “SMX” and our public warrants are listed on The Nasdaq Capital Market under the symbol “SMXWW”. On March 24, 2026, the closing price of our Ordinary Shares was $8.84

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities. Investing in the Company’s securities involves risks. See “Risk Factors” beginning on page 8 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated       , 2026

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ABOUT THE PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer our ordinary shares or preferred shares, various series of debt securities and/or warrants, either individually or in units, in one or more offerings, with a total value of up to $250,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson, or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade name or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Unless the context indicates otherwise in this prospectus, the terms “SMX (Security Matters) PLC,” “SMX,” the “Company,” “we,” “our” or “us” in this prospectus refer to SMX (Security Matters) Public Limited Company, an Ireland limited company.

Certain amounts that appear in this prospectus may not sum due to rounding.

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IMPORTANT INFORMATION ABOUT IFRS AND NON-IFRS FINANCIAL MEASURES

The financial statements of SMX (Security Matters) Public Limited Company (the “Company”) are prepared in accordance with international financing reporting standards, as adopted by the International Accounting Standards Board (“IFRS”). The historical consolidated financial statements of Security Matter PTY Ltd. (“Security Matters PTY”) are prepared in accordance with IFRS. Security Matters PTY (formerly, Security Matters Limited, an Australian public company with Australian Company Number (ACN) 626 192 998 listed on the Australian Stock Exchange through March 7, 2023) is currently a private, wholly-owned subsidiary of the Company, whose name was changed to Security Matters PTY Ltd. in June 2023.

Certain of the measures included in this prospectus may be considered non-IFRS financial measures. Non-IFRS financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with IFRS, and non-IFRS financial measures as used by Security Matters PTY may not be comparable to similarly titled amounts used by other companies.

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry and the regions in which we operate, including our general expectations and market position, market opportunity, market share and other management estimates, is based on information obtained from various independent publicly available sources and other industry publications, surveys and forecasts, which we believe to be reliable based upon our management’s knowledge of the industry. We have not independently verified the accuracy and completeness of such third-party information to the extent included in this prospectus. Such assumptions and estimates of our future performance and growth objectives and the future performance of our industry and the markets in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those discussed under the headings “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	the Company’s financial performance;

●	the ability to maintain the listing of the Ordinary Shares on Nasdaq;

●	our consolidated financial statements for the fiscal year ended December 31, 2025, contains an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern, which could prevent us from obtaining new financing on reasonable terms, if at all;

●	changes in the Company’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

●	the Company’s ability to develop and launch products and services;

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●	the Company’s ability to successfully and efficiently integrate future expansion plans and opportunities;

●	the Company’s ability to grow its business in a cost-effective manner;

●	the Company’s product development timeline and estimated research and development costs;

●	the implementation, market acceptance and success of the Company’s business model;

●	developments and projections relating to the Company’s competitors and industry;

●	the Company’s approach and goals with respect to technology;

●	the Company’s expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

●	the impact of war, terror threats, or adverse public health developments on the Company’s business;

●	changes in applicable laws or regulations; and

●	the outcome of any known and unknown litigation and regulatory proceedings.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing views as of any subsequent date, and no obligation is undertaken to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. The risk factors and cautionary language referred to or incorporated by reference in this Report provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described in our forward-looking statements, including among other things, the items identified in the section entitled “Risk Factors”. You should, however, review the factors and risks that the Company describes in the reports it will file from time to time with the SEC.

As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	the outcome of any legal proceedings that may be instituted against the Company;

●	the ability to maintain the listing of the Ordinary Shares on Nasdaq;

●	changes in applicable laws or regulations;

●	the effects of future pandemics, or other future health crises on the Company’s business;

●	the ability to implement business plans, forecasts, and other expectations, and identify and realize additional opportunities;

●	the risk of downturns and the possibility of rapid change in the highly competitive industry in which the Company operates;

●	the risk that the Company and its current and future collaborators are unable to successfully develop and commercialize its products or services, or experience significant delays in doing so;

●	the risk that the Company may never achieve or sustain profitability;

●	the risk that the Company will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all;

●	the risk that the Company experiences difficulties in managing its growth and expanding operations;

●	the risk that third-party suppliers and manufacturers are not able to fully and timely meet their obligations;

●	the risk that the Company is unable to secure or protect its intellectual property;

●	the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and

●	other risks and uncertainties described in this prospectus, including those under the section entitled “Risk Factors.”

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere, or incorporated by reference, in this prospectus. This summary does not contain all the information that you should consider before investing in our securities. Before making an investment decision, you should read this entire prospectus carefully, especially “Risk Factors” and the financial statements and related notes thereto, and the other documents to which this prospectus refers. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements” for more information.

Our Company

We envision ourself as the next generation solution provider of brand protection, authentication and track and trace technology for the anti-counterfeit market. Our vision is to build confidence in the era of the digital economy, enabling parties to maintain trust in physical assets and processes. Our transformative solution aims at building on the principles of The United Nations’ Sustainability Development Goals, particularly Goal 12: “Ensure sustainable consumption and production patterns” that can create value for participants in the circular economy. As an increasing number of industries and sectors are committing to using recycled material and realizing the broader strategic vision of net zero carbon emissions, we believe our solution is the next generation for sustainability and the circular economy.

For more information about the Company, see our Annual Report on Form 20-F for the fiscal year ended 2025, filed with the SEC on March 20, 2026 (the “2025 Annual Report”), to which we incorporate by reference into this prospectus.

Recent Developments

The information under “Recent Developments” is incorporated by reference from our 2025 Annual Report.

Implications of Being an “Emerging Growth Company” and a “Foreign Private Issuer”

The Company qualifies as an “emerging growth company” as defined in the JOBS Act. As an “emerging growth company,” the Company may take advantage of certain exemptions from specified disclosure and other requirements that are otherwise generally applicable to public companies. These exemptions include:

●	not being required to comply with the auditor attestation requirements for the assessment of our internal control over financial reporting provided by Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”);

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation or seek shareholder approval of any golden parachute payments not previously approved.

The Company may take advantage of these reporting exemptions until it is no longer an “emerging growth company.”

The Company is also considered a “foreign private issuer” and will report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as a non-U.S. company with “foreign private issuer” status. This means that, even after the Company no longer qualifies as an “emerging growth company,” as long as it qualifies as a “foreign private issuer” under the Exchange Act, it will be exempt from certain provisions of the Exchange Act that are applicable to U.S. public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events

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The Company may take advantage of these reporting exemptions until such time that it is no longer a “foreign private issuer.” The Company could lose its status as a “foreign private issuer” under current SEC rules and regulations if more than 50% of the Company’s outstanding voting securities become directly or indirectly held of record by U.S. holders and any one of the following is true: (i) the majority of the Company’s directors or executive officers are U.S. citizens or residents; (ii) more than 50% of the Company’s assets are located in the United States; or (iii) the Company’s business is administered principally in the United States.

The Company may choose to take advantage of some but not all of these reduced burdens. The Company has taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained in this prospectus may be different from the information you receive from the Company’s competitors that are public companies, or other public companies in which you have made an investment.

As a foreign private issuer, the Company is also permitted to follow certain home country corporate governance practices instead of those otherwise required under the applicable rules of Nasdaq for domestic U.S. issuers. In order to rely on this exception, the Company is required to disclose each Nasdaq rule that it does not intend to follow and describe the home country practice that it will follow in lieu thereof. The Company currently follows the following Irish corporate governance practices in lieu of Nasdaq corporate governance rules: The Company has elected to (a) amend its 2022 Equity Incentive Plan to increase the number of shares authorized under the plan without stockholder approval, (b) follow home country practice in lieu of the requirements under Nasdaq Rule 5635(d) to seek shareholder approval in connection with certain transactions involving the sale, issuance and potential issuance of its Ordinary Shares (or securities convertible into or exercisable for its Ordinary Shares) at a price less than certain referenced prices, if such shares equal 20% or more of the Company’s Ordinary Shares or voting power outstanding before the issuance, (c) follow home country practice in lieu of the requirements under Nasdaq Rule 5635(c) to seek shareholder approval in connection with the establishment or material amendment of a stock option or purchase plan or arrangement pursuant to which stock may be acquired by officers, directors, employees or consultants, (d) follow home country practice in lieu of the requirements under Nasdaq Rule 5605(c)(2)(A) that require the Company to have an audit committee of at least three members, and (e) follow home country practice in lieu of the requirements under Nasdaq Rule 5635(e) to have director nominees selected or recommended for the Board’s selection either by (i) independent directors constituting a majority of the board’s independent directors in a vote in which only independent director’s participate, or (ii) a nominations committee comprised solely of independent directors.

Summary Risk Factors

Our operations and financial results are subject to various risk and uncertainties. Before deciding to invest in our securities, you should carefully consider the factors described under “Risk Factors” beginning on page 8 of this prospectus, as well as the other information included elsewhere in this prospectus, and the risk factors described under “Part I, Item 3D. Risk Factors” in our most recent Annual Report on Form 20-F and in any subsequently-filed Reports on Form 6-K, and those contained in our other filings with the SEC that are incorporated by reference in this prospectus. Any of the foregoing risk factors could adversely affect our business, results of operations, financial condition and prospects. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business operations.

Corporate Structure

The Company has seven wholly owned subsidiaries: Lionheart, Security Matters PTY, trueSilver SMX Platform Ltd. (Canada) (“trueSilver”), SMX Fashion and Luxury (France), Security Matters Canada Ltd. (Canada), SMX (Security Matters) Ireland Limited (Ireland) and SMX Circular Economy FZCO (UAE), which was formed on April 18, 2025. Additionally, the Company owns 70% of SMX Circular Economy Platform PTE, Ltd. (Singapore) (“SMX Singapore”). The Company’s ownership in SMX Singapore was reduced to 70% on November 11, 2024.

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Security Matters PTY has two wholly-owned subsidiaries: SMX Israel, and SMX Beverages Pty Ltd. (Australia). Security Matters PTY is also the record holder of 50% of Yahaloma, through SMX Israel, and 52.9% of trueGold Consortium Pty Ltd. (Australia) (“trueGold”).

The below chart details the organizational structure of the Company:

Corporate Information

The Company is a public limited company organized and existing under the laws of Ireland. The Company was formed on July 1, 2022, as a public limited company incorporated in Ireland under the name “Empatan Public Limited Company”. The Company changed its name to SMX (Security Matters) Public Limited Company on February 17, 2023. Its affairs are governed by its Amended and Restated Memorandum and Articles of Association, the Irish Companies Act of 2014 (“ICA”), and the laws of Ireland.

The Company’s principal website is https://smx.tech. We do not incorporate the information thereon, or accessible through, our website into this prospectus, and you should not consider it a part of this prospectus.

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THE OFFERING

Under this prospectus, we may offer shares of our ordinary shares or preferred shares, various series of debt securities and/or warrants, either individually or in units, with a total value of up to $250,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

● the names of those agents or underwriters;

● applicable fees, discounts and commissions to be paid to them;

● details regarding over-allotment options, if any; and

● the net proceeds to us.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF ANY SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Certain risks relating to us and our business are described under the headings “Business” and “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2025, initially filed with the SEC on March 20, 2026, which is incorporated by reference into this prospectus and any accompanying prospectus supplement and which you should carefully review and consider, along with the other information contained in this prospectus and any accompanying prospectus supplement or incorporated by reference herein, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, before making an investment in any of our securities.

Additional risks, as well as updates or changes to the risks described in the documents incorporated by reference herein, may be included in any applicable prospectus supplement. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The market or trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. Prior to making a decision to invest in our securities you should consider carefully the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with any other information contained in the applicable prospectus supplement or appearing or incorporated by reference in this prospectus.

In addition, please read the section of this prospectus captioned “Cautionary Statement Regarding Forward-Looking Statements,” in which we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

Investment in any securities offered pursuant to this prospectus involves risks and uncertainties. If one or more of the events discussed in the risk factors were to occur, our business, financial condition, results of operations or liquidity, as well as the value of an investment in our securities, could be materially adversely affected.

You should carefully consider the risk factors as well as the other information contained and incorporated by reference in this prospectus before deciding to invest.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for general corporate purposes, which may include working capital, capital expenditures, debt repayment, or acquisitions. In the event that any net proceeds are not immediately applied, we may temporarily hold them as cash, deposit them in banks or invest them in cash equivalents or securities. We have not allocated any portion of the net proceeds for any particular use at this time. Specific information concerning the use of proceeds from the sale of any securities will be included in the prospectus supplement relating to the particular offering in which they are sold.

DILUTION

The specific transaction or terms upon which securities covered by this prospectus may be issued is not known at this time. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering. The prospectus supplement will disclose the amount and percentage of immediate dilution resulting from the offering, computed as the difference between the offering price per share and the net book value per share for the equivalent class of security, as of the most recent balance sheet date.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report of foreign private issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

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DESCRIPTION OF ORDINARY SHARES

The following are summaries of material provisions of the Company’s Amended and Restated Memorandum and Articles of Association, and the ICA, insofar as they relate to the material terms of the Ordinary Shares.

General. The authorized share capital of the Company is $99,920,000,000,000,000,170,122,249 divided into 817,549,003,406,601,232,640 Ordinary Shares with a nominal value of US$0.00000000012219451015625 each, 200,000,000,000 preferred shares with a nominal value of $0.0001 each, and €25,000 divided into 25,000 Deferred Ordinary Shares with a nominal value of €1.00 each. As of March 24, 2026, the company had 3,039,063 Ordinary Shares issued and outstanding.

On May 2, 2025, the Company’s shareholders approved the subdivision of its ordinary shares into 1 ordinary share of $0.00000000000001 par value (which was later increased to $0.00000000012219451015625 pursuant to the 1-for-4.8828125 reverse stock split) with the same rights as each current ordinary share, and 470,250,014,886,351 new deferred shares of US$0.00000000000001 par value with the following rights: (i) each new deferred share shall not entitle the holder thereof to receive notice, attend or vote at general meetings of the Company; (ii) each New Deferred Share shall not entitle the holder thereof to participate in any dividends declared or paid by the Company; and (iii) on a return of capital on a winding up or otherwise, each New Deferred Share shall entitle the holder thereof to receive an amount of US$0.00000000000001 on each deferred share after an amount of $1,000,000,000 has been paid in respect of each ordinary share.

On December 1, 2025, the Company’s shareholders approved the cancellation of the 7,999,999,999,999,982,413,677 new deferred ordinary shares with a nominal value of US$0.00000000000001 each in the authorised share capital of the Company, which had not been taken or agreed to be taken by any person, pursuant to Section 83(1)(f)(ii) of the ICA.

Immediately prior to consummation of the Business Combination pursuant to the BCA and the SID, the Company had issued and paid-up share capital of (i) €25,000 representing 25,000 deferred shares of €1.00 each and (ii) $0.0001 representing one Ordinary Share of $0.0001 each in the capital of the Company, in order to satisfy statutory capitalization requirements for all Irish public limited companies.

Dividends. The holders of Ordinary Shares are entitled to such dividends as may be declared by the Company’s board of directors. Dividends may be declared and paid out of the funds legally available therefor, or any other fund or account which can be authorized for this purpose in accordance with the ICA.

Voting Rights. Each Ordinary Share shall be entitled to one vote on all matters subject to the vote at general meetings of the Company. Voting at any meeting of shareholders is by way of a poll, which shall be taken in such manner as the chairperson of the meeting directs.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than 75% of the votes cast attaching to the outstanding Ordinary Shares at a meeting. Where the shareholders wish to act by way of written resolution in lieu of holding a meeting, unanimous consent of the holders of the Ordinary Shares shall be required. A special resolution will be required for important matters such as a change of name, reducing the share capital or making changes to the Company’s Amended and Restated Memorandum and Articles of Association.

Transfer of Ordinary Shares. Subject to the restrictions contained in the BCA with respect to the Ordinary Shares, and subject to any further restrictions contained in the Amended and Restated Memorandum and Articles of Association, any shareholder may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by the Company’s Board.

Liquidation. On a return of capital on winding-up or otherwise (other than on conversion, redemption or purchase of Ordinary Shares), assets available for distribution among the holders of Ordinary Shares shall be distributed among the holders thereof on a pro rata basis. If the Company’s assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by the Company’s shareholders proportionately.

General Meetings of Shareholders. Shareholders’ meetings may be convened by the board of directors on the requisition of the shareholders or, if the Board fails to so convene a meeting, such extraordinary general meetings may be convened by the requisitioning shareholders where the requisitioning shareholders hold not less than 10% of the paid up share capital of the Company. Any action required or permitted to be taken at any annual or extraordinary general meetings may be taken only upon the vote of the shareholders at an annual or extraordinary general meeting duly noticed and convened in accordance with the Company’s Amended and Restated Memorandum and Articles of Association and the ICA. Unanimous consent of the holders of the Ordinary Shares shall be required before the shareholders may act by way of written resolution without a meeting.

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Shareholder Rights Agreement

On January 30, 2026, the Board of Directors (the “Board”) of the Company authorised the issuance of one preferred share purchase right (a “Right”) for each outstanding Ordinary Share, or such Ordinary Shares of the Company as are in issue on the Record Date as a result of any consolidation of such Ordinary Shares. The Rights will be issued on March 2, 2026, to the shareholders of record on March 2, 2026. The complete terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”), dated as of February 13, 2026, between the Company and Continental Stock Transfer & Trust Company, as rights agent.

The Board adopted the Rights Agreement to protect shareholders from coercive or otherwise unfair takeover tactics. In general terms, it works by imposing a significant penalty upon any person or group which acquires 10% or more of the outstanding Ordinary Shares without the prior approval of the Board. As a result, the overall effect of the Rights Agreement and the issuance of the Rights may be to render more difficult or discourage a merger, tender or exchange offer or other business combination involving the Company that is not approved by the Board. However, the Rights Agreement should not interfere with any merger or other business combination approved by the Board.

Summary of the Rights Agreement

The Rights. The Rights will initially trade with, and will be inseparable from, the Ordinary Shares. The Rights are evidenced only by book-entry credits that represent Ordinary Shares.

Exercise Price. Each Right will allow its holder to purchase from the Company one Series A Preferred Share (a “Preferred Share”) for US$0.0001 (the “Exercise Price”), once the Rights become exercisable.

Exercisability. The Rights will not be exercisable until ten (10) days after the public announcement that a person or group has become an “Acquiring Person” by obtaining beneficial ownership of 10% or more of the outstanding Ordinary Shares.

Certain synthetic interests in securities created by derivative positions—whether or not such interests are considered to be ownership of the underlying Ordinary Shares or are reportable for purposes of Regulation 13D of the Securities Exchange Act of 1934—are treated as beneficial ownership of the number of the Company’s Ordinary Shares equivalent to the economic exposure created by the derivative position, to the extent actual Ordinary Shares of the Company are directly or indirectly held by counterparties to the derivatives contracts. Swaps dealers unassociated with any control intent or intent to evade the purposes of the rights plan are excepted from such imputed beneficial ownership.

The Company refers to the date when the Rights become exercisable as the “Distribution Date.” Until that date, any transfer of Ordinary Shares will constitute a transfer of Rights. After that date, the Rights will separate from the Ordinary Shares and be evidenced by book-entry credits or by Rights certificates that the Company will mail to all eligible holders of Ordinary Shares. Any Rights held by an Acquiring Person are void and may not be exercised.

Consequences of a Person or Group Becoming an Acquiring Person.

●	Flip In. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person (and its affiliates and associates) may, for US$0.0001, purchase one Preferred Share in the Company for each one Ordinary Share held in the Company. The aggregate Preferred Shares shall have a liquidation preference of US$250 million, plus any accrued and unpaid dividends thereon, payable in cash and in priority to any payment or distribution to holders of Ordinary Shares upon any change of control not pre-approved by the Board, liquidation, dissolution, or winding up of the Company. A fixed cumulative cash dividend shall be payable to the holders of Preferred Shares at an annual rate of 18.5% per annum on the liquidation preference amount, accruing daily and payable quarterly in arrears on customary quarter-ends, in priority to any dividend or distribution on Ordinary Shares. To the extent not lawfully paid in cash (e.g., due to insufficient distributable profits), dividends will accrue.
●	Flip Over. If the Company is later acquired in a merger or similar transaction after the Distribution Date, all holders of Rights except the Acquiring Person may purchase shares of the acquiring company at a discount to the market value of the acquiring company’s shares.

Notional Shares. Shares held by affiliates and associates of an Acquiring Person, and notional Shares held by counterparties to a derivatives contract with an Acquiring Person, will be deemed to be beneficially owned by the Acquiring Person.

Expiration. The Rights will expire on the earliest of (i) the close of business on the first anniversary of the date of the Rights Agreement, or (ii) the time at which the Rights are redeemed as provided in Clause 23 of the Rights Agreement, or (iii) the date upon which the liquidation preference, and all interest thereon, has been paid by the Company to the holders of the issued Preferred Shares.

Redemption. The Board may redeem the Rights for US$0.0001 per Right at any time before any person or group becomes an Acquiring Person. If the Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of US$0.0001 per Right. The redemption price will be adjusted if we have a stock split or stock dividends of the Ordinary Shares.

Anti-Dilution Provisions. The Board may adjust the purchase price of the Preferred Shares, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, or a reclassification of the Preferred Shares or Ordinary Shares. No adjustments to the Exercise Price of less than 1% will be made.

Amendments. The terms of the Rights Agreement may be amended by the Board without the consent of the holders of the Rights. After a person or group becomes an Acquiring Person, the Board may not amend the Rights Agreement in a way that adversely affects holders of the Rights.

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DESCRIPTION OF PREFERRED SHARES

We have authority to issue 200,000,000,000 shares of preferred shares, par value $0.0001 per share. As of the date of this prospectus, no shares of our preferred shares were outstanding or designated. If issued, the preferred shares will have such rights and preferences as determined by our board of directors in accordance with the Companies Act, and as set forth in the terms of issue for the shares. The following outlines some of the general terms and provisions of preferred shares that we may issue from time to time. Additional or different terms of the preferred shares will be set forth in the applicable prospectus supplement.

We will file as an exhibit to the registration statement of which this prospectus forms a part, or will incorporate by reference from reports that we file with the SEC, the form of any subscription agreement that describes the terms of the issue of preferred shares we are offering before the issuance of the preferred shares. The summaries of material provisions of the preferred shares are subject to, and qualified in their entirety by reference to, the Companies Act and the subscription agreement applicable to a particular issue of preferred shares. We urge you to read the applicable prospectus supplements, as well as the complete agreement that contains the terms of the issue of preferred shares.

General. We may issue preferred shares including preferred shares which are, at the option of us or holder, liable to be redeemed or, at the option of the holders of shares of such series, liable to be converted into shares of any other class or classes or of any one or more series of the same class or of another class or classes. Each preferred share may confer on the holder the right to: (i) receive a preferential dividend, in priority to the payment of any dividend on the ordinary shares, at a rate (which may be fixed or variable) and on the basis (including whether cumulative or not) decided by the directors at the time of issue; (ii) participate with the ordinary shares in profits and assets of the Company, including on a winding up, if and to the extent the directors decide at the time of issue; (iii) in a winding up and on redemption, payment in priority to the ordinary shares of: (A) the amount of any dividend accrued but unpaid on the share at the date of winding up or the date of redemption; and (B) any additional amount specified in the terms of issue; (iv) to the extent directors may decide at the time of issue, a bonus issue or capitalization of profits in favor of holders of those shares only; and (v) vote at any general meeting.

The prospectus supplement relating to a particular issue of preferred shares will describe the terms of that issue of preferred shares and the price or prices at which we will offer the shares of that issue of preferred shares. The description may include:

●	the title of the issue of preferred shares and the number of shares offered;

●	the preferential dividend rate, the terms and conditions relating to the payment of dividends on the preferred shares;

●	whether the preferred shares are redeemable, and the terms and conditions relating to any such redemption;

●	whether the preferred shares are convertible into ordinary shares, and the terms and conditions relating to any such conversion; and

●	any liquidation preference of the preferred shares.

Voting Rights. Before issuance, the board of directors of the Company can fix in the resolution(s) providing for the issue of the preferred shares of each particular series the voting rights, full or limited, if any, of the shares of such series; and whether or not and under what conditions the shares of such series (alone or together with the shares of one or more other series having similar provisions) shall be entitled to vote separately as a single class, for the election of one or more additional directors of the Company in case of dividend arrears or other specified events, or upon other matters. On each matter on which holders of preferred shares are entitled to vote, each preference share will be entitled to one vote, or will be entitled to the number of votes specified in the terms of issue for the share.

Dividend Rights. Holders of our preferred shares may be entitled to receive a preferential dividend, in priority to the payment of any dividend on the ordinary shares, at a rate (which may be fixed or variable) and on the basis (including whether cumulative or not) decided by our board of directors at the time of issue.

Conversion and Redemption Rights. The board of directors may decide at the time of issue to designate an issue of preferred shares as redeemable. Preferred shares may be convertible into our ordinary shares, as and if designated by the board of directors at the time of issue.

Liquidation Rights. In the event of our voluntary or involuntary liquidation, dissolution, or winding up, the holders preferred shares may be entitled to participate with the ordinary shares in the profits and assets of our company. The holders of the preferred shares may be entitled to payment in priority to the ordinary shares of the amount of any accrued but unpaid dividend or any other additional amount specified in the terms of issue.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of ordinary or preference shares or any of the other securities that may be sold under this prospectus, or any combination of these securities. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants that we may issue from time to time. Additional or different terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

We will file as an exhibit to the registration statement of which this prospectus is a part of, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement that describes the terms of the series of warrants we are offering before the issuance of those warrants. The following summaries of material provisions of the warrants are subject to, and qualified in their entirety by reference to, all of the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements, as well as the complete warrant agreement that contains the terms of the series of warrants.

General. The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants and the price or prices at which will offer the warrants. The description may include:

●	the title of the warrants;

●	the aggregate number of warrants offered;

●	the designation and/or terms of the securities purchasable upon exercise of the warrants;

●	if applicable, the designation and/or terms of the securities that the warrants are issued with and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the amount and price of securities that may be purchased upon exercise of a warrant;

●	the dates on which the right to exercise the warrants commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	whether the warrants represented by the warrant certificates or, if applicable, the securities that may be issued upon exercise of the warrants, will be issued in registered or bearer form;

●	if applicable, information relating to book-entry procedures;

●	if applicable, a discussion of material Irish and U.S. Federal income tax considerations

●	anti-dilution provisions of the warrants, if any;

●	redemption or call provisions, if any, applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant holders will not have the rights or privileges of holders of ordinary shares or any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

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DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indentures, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the senior debt securities under the senior indenture that we will enter into with the trustee to be named in the senior indenture. We will issue the subordinated debt securities under the subordinated indenture that we will enter into with the trustee to be named in the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable. We have filed forms of indentures as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements, as well as the complete indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General. We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

●	the maturity date;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether the interest is payable in property other than cash, including in securities of ours, or by increasing the principal amount of the debt securities;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability to incur additional indebtedness, issue additional securities, create liens, pay dividends and make distributions in respect of our capital stock, redeem capital stock, make investments or other restricted payments, sell or otherwise dispose of assets, enter into sale-leaseback transactions, engage in transactions with shareholders and affiliates, or effect a consolidation or merger;

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●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	a discussion of any material Irish and U.S. Federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	provisions for a sinking fund purchase or other analogous fund, if any;

●	the applicability of the provisions in the indenture on discharge;

●	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights. We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our ordinary shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale. Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture. Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

●	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended or delayed;

●	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least a majority of the aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

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If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

●	the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

●	the debenture trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver. We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to fix any ambiguity, defect or inconsistency in the indenture;

●	to comply with the provisions described above under “Description of Debt Securities — Consolidation, Merger or Sale”;

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

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●	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Debt Securities — General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities and to make all appropriate changes for such purpose;

●	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions of or provisions for an event of default; or

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the debenture trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge. Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies or other property for payment in trust;

●	recover excess money held by the debenture trustee;

●	compensate and indemnify the debenture trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations (or, if the debt securities are payable otherwise than in cash, we must have made other arrangements satisfactory to the debenture trustee for payment in property other than cash), sufficient to pay all the principal of, any premium, if any, and interest on the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer. We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

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At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed, if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee. The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents. Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders (or, if the debt securities are payable otherwise than in cash, in accordance with provisions set forth in the prospectus supplement). Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money or other property we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium, if any, or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law. The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities. The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue, nor does it limit us from issuing any other secured or unsecured debt.

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DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase our ordinary shares, preferred shares or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred shares, ordinary shares or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the rights being issued:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of ordinary shares, preferred shares or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering, if any;

●	the withdrawal, termination and cancellation rights, if any;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

●	whether stockholders are entitled to oversubscription rights, if any;

●	any applicable material U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of ordinary shares, preferred shares or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the ordinary shares, preferred shares or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of ordinary shares, preferred shares, one or more debt securities, warrants, rights for the purchase of ordinary shares, preferred shares and/or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Ordinary shares,” “Description of Preferred shares,” “Description of Debt Securities,” “Description of Warrants” and “Description of Rights” will apply to each unit, as applicable, and to any ordinary shares, preferred shares, debt security, warrant or right included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

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TAXATION

The material Irish and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any shelf securities offered by the prospectus will be set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell or issue the shelf securities from time to time though any one or more of the following ways:

●	through underwriters or dealers;

●	directly to purchasers;

●	through agents;

●	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise; or

●	through a combination of these methods.

Registration of the shelf securities covered by this prospectus does not mean that the securities will be offered or sold.

Shelf securities may be distributed from time to time in one or more transactions at a fixed price or prices, which may be changed; at market prices prevailing at the time of sale; at prices related to such prevailing market prices; or at negotiated prices.

For each offering of securities hereunder, we will describe the method of distribution of such securities, among other things, in the applicable prospectus supplement. The prospectus supplement will set forth the terms of the offering of the securities, including, as applicable:

●	the name or names of any agents or underwriters;

●	the amount of securities underwritten or purchased by any underwriter;

●	the initial public offering price;

●	the amounts of any commissions, discounts paid or allowed to any agents or underwriters;

●	the proceeds we will receive;

●	any other items constituting underwriters’ compensation;

●	any discounts, commissions or concessions allowed or paid to dealers;

●	the material terms of any agreement with any underwriters or agents; and

●	any securities exchanges on which the securities may be listed.

Shelf securities may be offered through underwriters. Any underwriter will be named, and any discounts allowed or other compensation payable to any underwriter will be set forth, in the applicable prospectus supplement. The securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities if any are purchased. We may grant the underwriters an over-allotment option under which underwriters may purchase additional securities from us. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for which they may act as agents. Any initial public offering price and any discounts or concessions allowed or paid to dealers may be changed from time to time.

Shelf securities may be offered to purchasers directly or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities will be named, and any commissions or other compensation payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best-efforts basis for the period of its appointment.

Shelf securities may be offered to purchasers through dealers as principals. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

Shelf securities and resale shares may be offered into an existing trading market for such securities at other than a fixed price. Underwriters, dealers, and agents who participate in any such at-the-market offerings will be named in the applicable prospectus, along with the terms and conditions of any agency, marketing or similar agreement and the commissions payable or other compensation upon sale of the securities.

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We may make direct sales of shelf securities through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. Any underwriters, dealers or agents involved in the offer or sale of the securities will be named, and any commissions or other compensation payable by us to such underwriter, dealer or agent will be set forth, in the applicable prospectus supplement.

We may offer shelf securities directly to service providers or suppliers in payment of outstanding invoices.

Any underwriters, broker-dealers and agents that participate in the distribution of the securities may be deemed to be “underwriters” as defined in the Securities Act of 1933, as amended, or the “Securities Act.” Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect of their liabilities.

We may authorize underwriters, dealers or agents to solicit offers by institutional investors, such as commercial banks and investment companies, to purchase the shelf securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The terms and conditions of these contracts and the commissions payable for solicitation of the contracts will be set forth in the prospectus supplement.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

Any underwriters who are qualified market makers may engage in passive market making transactions in the securities in accordance with Rule 103 of Regulation M.

Agents and underwriters may be our customers, engage in transactions with us, or perform services for us in the ordinary course of business.

Unless otherwise specified in the applicable prospectus supplement, shelf securities offered by us under this prospectus will be a new issue and, other than the ordinary shares and our existing warrants, which are listed on Nasdaq, will have no established trading market. We may elect to list any other class or series of securities on an exchange, and in the case of the ordinary shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity of the trading market for any of the securities.

All costs, expenses and fees associated with the registration and distribution of shelf securities will be borne by us.

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EXPENSES RELATED TO THE OFFERING

U.S. dollar
SEC Registration Fee		$34,525
Legal Fees and Expenses	$	*
Accounting Fees and Expenses	$	*
Printing Expenses	$	*
Miscellaneous Expenses	$	*
Total	$	*

* The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect to any offering of securities.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS

The Company is incorporated in Ireland and conducts a majority of its operations through its subsidiaries located outside the United States. The majority of the Company’s assets are located outside the United States. A majority of the Company’s officers reside outside the United States and a substantial portion of the assets of those persons are located outside of the United States. As a result, it could be difficult or impossible for you to bring an action against the Company or against these individuals outside of the United States in the event that you believe that your rights have been infringed under the applicable securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws outside of the United States could render you unable to enforce a judgment against the Company’s assets or the assets of the Company’s officers.

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, the validity of any securities offered pursuant to this prospectus and certain other legal matters as to Irish Law will be passed upon for us by Arthur Cox LLP, Irish counsel to the Company.

EXPERTS

The financial statements as of December 31, 2025 and 2024 and for each of the three years in the period ended December 31, 2025, incorporated by reference into this prospectus and in the registration statement have been so incorporated in reliance on the report of Ziv Haft, a member firm of BDO, an independent registered public accounting firm, which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 with respect to the securities offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. The registration statement includes and incorporates by reference additional information and exhibits. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the material terms of such contracts, agreements or documents, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The registration statement and the exhibits and schedules thereto filed with the SEC are available without charge on the website maintained by the SEC at http://www.sec.gov that contains periodic reports and other information regarding registrants that file electronically with the SEC.

We are subject to the periodic reporting and other information requirements of the Exchange Act as applicable to a “foreign private issuer,” and we will file annual reports and other information from time to time with the SEC in accordance with such requirements. Our SEC filings will be available to the public on the internet at a website maintained by the SEC located at www.sec.gov.

We also maintain an Internet website at https://smx.tech. We will make available on our website, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

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INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. This prospectus incorporates by reference our documents listed below:

●	our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the SEC on March 20, 2026;

●	our Reports on Form 6-K filed with the SEC on February 6, 2026, February 12, 2026, February 13, 2026 and March 6, 2026; and

●	the description of our securities contained in our registration statement on Form 8-A filed with the SEC on March 7, 2023, including any amendment or report filed for the purpose of updating such description.

The SEC file number for each of the documents listed above is 001-41639.

We are also incorporating by reference (i) all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of the initial filing of and prior to the effectiveness of the registration statement of which this prospectus forms a part, and (ii) all such Annual Reports and certain reports on Form 6-K that we file after the effectiveness of the registration statement of which this prospectus forms a part, until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated (in each case, if such Form 6-K states that it is incorporated by reference into this prospectus).

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus and in any document previously incorporated by reference in this prospectus.

You should assume that the information appearing in this prospectus and any accompanying prospectus supplement, as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement not delivered with the prospectus. We will provide these reports or documents upon written or oral request at no cost to the requester. Requests for such documents should be made to SMX (Security Matters) Public Limited Company, Attn: Mr. Haggai Alon, Chief Executive Officer, Mespil Business Centre, Mespil House, Sussex Road, Dublin 4, Ireland. Such documents may also be accessed free of charge on our website at https://smx.tech.

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PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

The Company is subject to the ICA. Subject to exceptions, the ICA does not permit a company to exempt a director or certain officers from, or indemnify a director against, liability in connection with any negligence, default, breach of duty or breach of trust by a director in relation to the company. The exceptions allow a company to (i) purchase and maintain director and officer insurance against any liability attaching in connection with any negligence, default, breach of duty or breach of trust owed to the company; and (ii) indemnify a director or other officer against any liability incurred in defending proceedings, whether civil or criminal (a) in which judgement is given in his or her favor or in which he or she is acquitted or (b) in respect of which an Irish court grants him or her relief from any such liability on the grounds that he or she acted honestly and reasonably and that, having regard to all the circumstances of the case, he or she ought fairly to be excused for the wrong concerned.

Under the Company’s Amended and Restated Memorandum and Articles of Association, subject to certain limitations and so far as may be permitted by the ICA, each director, officer or employee of the Company, and each person who is or was serving at the request of the Company as a director, officer or employee of another company, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Company, shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto, including any liability incurred by him or her in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him or her as a director, officer or employee of the Company or such other company, partnership, joint venture, trust or other enterprise, and in which judgment is given in his or her favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part) or in which he or she is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or her by the court. However, any such indemnity shall not be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for fraud or dishonesty in the performance of his or her duty to the Company unless and only to the extent that the courts of Ireland or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

The Company entered into indemnification agreements with each of the directors of the Company to provide contractual indemnification providing for indemnification and advancements by the Company of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the Company, and to Lionheart if applicable or, at Lionheart’s request, service to other entities, as officers or directors occurring at or prior to the Merger Effective Time to the maximum extent permitted by applicable law.

The Company is also anticipated to maintain standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Company, and (2) to the Company with respect to payments which may be made by the Company to such officers and directors pursuant to any indemnification provision contained in the Company’s Amended and Restated Memorandum and Articles of Association or otherwise as a matter of law.

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Item 9. Exhibits and Financial Statement Schedules

EXHIBIT INDEX

Exhibit No.	Description

1.1	Articles of Association of the Company (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form F-4 (Reg. No. 333-267301), as amended, initially filed with the SEC on September 6, 2022).
1.2	Form of Amended and Restated Memorandum and Articles of Association of the Company (incorporated by reference to Annex C to the Registration Statement on Form F-4 (Reg. No. 333-267301), as amended, initially filed with the SEC on September 6, 2022).
1.3	Deed of Variation-Scheme Implementation Deed, dated January 8, 2023, by and among Lionheart III Corp., Empatan Public Limited Company and Security Matters PTY (incorporated by reference to Annex B-2 to the Registration Statement on Form F-4 (Reg. No. 333-267301), as amended, filed with the SEC on January 12, 2023).
1.4	Constitution True Gold Consortium Pty Ltd. (incorporated by reference to Exhibit 10.19 to the Registration Statement on Form F-4 (Reg. No. 333-267301), as amended, filed with the SEC on December 28, 2022).
1.5	Certificate of Incorporation on Change of Name (incorporated by reference to Exhibit 3.5 to the Registration Statement on Form F-1 (Reg. No. 333-270674), as amended, initially filed with the SEC on March 17, 2023).
1.6	Amended Public Limited Company Constitution of SMX (Security Matters) Public Limited Company Memorandum of Association (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 6-K filed with the SEC on August 18, 2023).
1.7	Further Amended Public Limited Company Constitution of SMX (Security Matters) Public Limited Company Memorandum of Association (incorporated by reference to Exhibit 3.7 to the Registration Statement on Form F-1 (Reg. No. 333-274774), as amended, initially filed with the SEC on September 29, 2023).
1.8	Public Limited Company Constitution of SMX (Security Matters) Public Limited Company Memorandum of Association (incorporated by reference to Exhibit 1.1 to the Company’s Report on Form 6-K filed with the SEC on July 11, 2024).
1.9	Amended Public Limited Company Constitution of SMX (Security Matters) Public Limited Company Memorandum of Association (incorporated by reference to Exhibit 1.9 to the Company’s Annual Report on Form 20-F, as amended, initially filed with the SEC on May 14, 2025).
1.10	Amended Public Limited Company Constitution of SMX (Security Matters) Public Limited Company Memorandum of Association (incorporated by reference to Exhibit 3.10 to the Company’s Registration Statement on Form F-1 (No. 333- 287437), as amended, filed with the SEC on June 20, 2025)
1.11	Public Limited Company Constitution of SMX (Security Matters) Public Limited Company Memorandum of Association (incorporated by reference to Exhibit 1.1 to the Company’s Report on Form 6-K filed with the SEC on June 12, 2025).
1.12	Public Limited Company Constitution of SMX (Security Matters) Public Limited Company Memorandum of Association (incorporated by reference to Exhibit 1.1 to the Company’s Report on Form 6-K filed with the SEC on August 5, 2025).
1.13	Public Limited Company Constitution of SMX (Security Matters) Public Limited Company Memorandum of Association (Incorporated by reference to Exhibit 1.1 to the Company’s Report on Form 6-K filed with the SEC on November 14, 2025)
1.14

Public Limited Company Constitution of SMX (Security Matters) Public Limited Company Memorandum of Association (incorporated by reference to Exhibit 1.1 to the Company’s Report on Form 6-K filed with the SEC on February 12, 2026)

2.1*	Description of Securities
2.2	Warrant Agreement, dated November 3, 2021, by and between the Company and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed by Lionheart III Corp with the SEC on November 9, 2021)
2.3	Form of Warrant A (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form F-1 (Reg. No. 333-272503), as amended, initially filed with the SEC on June 7, 2023)
2.4	Form of Warrant B (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form F-1 (Reg. No. 333-272503), as amended, initially filed with the SEC on June 7, 2023)
2.5	Form of Warrant Agent Agreement with Respect to Warrant A, by and between the Company and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.7 to the Registration Statement on Form F-1 (Reg. No. 333-272503), as amended, initially filed with the SEC on June 7, 2023)

II-2

2.6	Form of Warrant Agent Agreement with Respect to Warrant B, by and between the Company and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.8 to the Registration Statement on Form F-1 (Reg. No. 333-272503), as amended, initially filed with the SEC on June 7, 2023)
2.7	Form of New Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 6-K filed with the SEC on December 7, 2023).
2.8	Form of Warrant (incorporated by reference to Exhibit 2.17 to the Company’s Annual Report on Form 20-F, as amended, initially filed with the SEC on April 30, 2024).
2.9	Ordinary Share Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Report on Form 6-K filed with the SEC on July 9, 2024).
2.10	Form of Series A Warrants (incorporated by reference to Exhibit 99.4 of the Company’s Report on Form 6-K filed with the SEC on September 16, 2024).
2.11	Rights Agreement, dated February 13, 2026 (incorporated by reference to Exhibit 99.1 of the Company’s Report on Form 6-K filed with the SEC on February 13, 2026)
2.12	Designation of Series A Preferred Shares (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-A filed with the SEC on February 13, 2026)
4.71*	Form of Preference Share Certificate
4.72*	Form of Warrant Agreement for Ordinary Shares and Warrant Certificate
4.73*	Form of Warrant Agreements for Preferred Shares and Warrant Certificate
4.74*	Form of Warrant Agreement for Debt Securities and Warrant Certificate
4.75*	Form of Note.
4.76*	Form of Unit Agreement and Unit.
4.77*	Form of Rights Agreement and Right Certificate.
5.1**	Opinion of Arthur Cox
8.1	List of Subsidiaries of the Company. (incorporated by reference to Exhibit 8.1 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2025)
10.1*	Form of Securities Purchase Agreement or other similar agreement
11.1	Company’s Code of Conduct and Business Ethics (incorporated by reference to Exhibit 11.1 to the Company’s Annual Report on Form 20-F filed with the SEC on May 1, 2023).
11.2	Company’s Insider Trading Policy (incorporated by reference to Exhibit 11.2 to the Company’s Annual Report on Form 20-F filed with the SEC on May 1, 2023).
15.1	Relevant Territories for withholding Tax on Dividends (incorporated by reference to Exhibit 15.1 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2025)
23.1**	Consent of Ziv Haft, a member firm of BDO, independent registered public accounting firm
23.2**	Consent of Arthur Cox (included as part of Exhibit 5.1)
24.1**	Power of Attorney (included on signature page to the initial filing of the Registration Statement)
25.1***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under an indenture.
107**	Filing Fee Table

* To be filed, if applicable, subsequent to the effectiveness of this Registration Statement by an amendment to this Registration Statement or by incorporation by reference through a Report on Form 6-K filed in connection with an offering of securities.

**Filed herewith

*** To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

(d) Filing Fee Table.

The Filing Fee Table and related disclosure is filed herewith as Exhibit 107.

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Item 10. Undertakings.

(a) The undersigned hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) to file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished; provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements; and

(5) that, for the purpose of determining liability under the Securities Act to any purchaser:

(i) if the registrant is relying on Rule 430B:

(A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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(c) The undersigned hereby undertakes:

(1) that for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused and authorized this registration statement to be signed on its behalf by the undersigned.

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

March 25, 2026	By:	/s/ Haggai Alon
	Name:	Haggai Alon
	Title:	CEO

POWER OF ATTORNEY

Each of the undersigned individuals hereby severally constitutes and appoints Haggai Alon as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments to this registration statement, and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Haggai Alon	Chairman of the Board of Directors and Chief Executive Officer	March 25, 2026
Haggai Alon	(Principal Executive Officer)

Director
Tan Cheong Hwai

/s/ Zeren Browne	Executive Vice President, Chief Strategy Officer,	March 25, 2026
Zeren Browne	Managing Director of trueGold, and Director

/s/ Amir Bader	Director, and Interim Chief Financial Officer	March 25, 2026
Amir Bader	(Principal Financial and Accounting Officer)

/s/ Daniel Peterlin	Director	March 25, 2026
Daniel Peterlin

/s/ Richard G. Hayes	Director	March 25, 2026
Richard G. Hayes

/s/ Pebble Sia Huei-Chieh	Director	March 25, 2026
Pebble Sia Huei-Chieh

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act, this registration statement on Form F-3 has been signed on behalf of the registrant by the undersigned, solely in his capacity as the duly authorized representative of the registrant in the United States, on March 25, 2026.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title	Managing Director

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